Exhibit 99.1

Investor Relations 817-931-3423 Investor.Relations@aa.com

FOR RELEASE: Thursday, May 8, 2014

AMERICAN AIRLINES GROUP REPORTS APRIL TRAFFIC RESULTS

FORT WORTH, Texas - American Airlines Group (NASDAQ: AAL) today reported April 2014 and year-to-date traffic results.

American Airlines Group’s total revenue passenger miles (RPMs) for the month were 18.1 billion, up 4.7 percent versus April 2013. Total capacity was 21.8 billion available seat miles (ASMs), up 3.7 percent versus April 2013. Total passenger load factor was 82.9 percent for the month of April, up 0.7 points versus April 2013.

Based on one month of actual data and two months of forecast, the company continues to expect second quarter 2014 consolidated passenger revenue per available seat mile (PRASM) to be up approximately 4 percent to 6 percent versus second quarter 2013. In addition, the Company continues to expect its second quarter 2014 pre-tax margin excluding special items to be between 10 percent and 12 percent.

The following summarizes American Airlines Group traffic results for the month and year-to-date ended April 30, 2014 and 2013, consisting of mainline-operated flights, wholly owned regional subsidiaries and operating results from capacity purchase agreements.

The company believes it is more meaningful to compare year-over-year results for American Airlines and US Airways on a combined basis. Accordingly, the traffic results provided above and in the enclosed table combine the traffic results for AMR Corporation and US Airways Group for all periods presented.

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American Airlines Group Reports April Traffic Results

May 8, 2014

American Airlines Group Traffic Results

	April (a)				Year to Date (a)
	2014	2013	Change		2014	2013	Change
Revenue Passenger Miles (000)
Domestic	10,513,051	10,170,171	3.4%		40,688,790	39,831,442	2.2%
Atlantic	2,508,200	2,272,774	10.4%		7,772,453	7,391,960	5.1%
Latin America	2,674,269	2,515,230	6.3%		11,356,831	11,005,271	3.2%
Pacific	547,748	566,725	(3.3)%		2,252,841	2,320,082	(2.9)%

International	5,730,217	5,354,729	7.0%		21,382,125	20,717,313	3.2%

Mainline	16,243,268	15,524,900	4.6%		62,070,915	60,548,755	2.5%
Regional	1,871,039	1,783,875	4.9%		6,929,503	6,780,705	2.2%

Total Revenue Passenger Miles	18,114,307	17,308,775	4.7%		69,000,418	67,329,460	2.5%

Available Seat Miles (000)
Domestic	12,164,572	11,903,095	2.2%		48,154,030	47,533,988	1.3%
Atlantic	3,095,623	2,906,401	6.5%		10,500,781	9,744,543	7.8%
Latin America	3,511,747	3,170,311	10.8%		14,869,284	13,866,984	7.2%
Pacific	720,851	756,808	(4.8)%		2,799,717	2,944,993	(4.9)%

International	7,328,221	6,833,520	7.2%		28,169,782	26,556,520	6.1%

Mainline	19,492,793	18,736,615	4.0%		76,323,812	74,090,508	3.0%
Regional	2,349,514	2,328,346	0.9%		8,910,566	9,103,014	(2.1)%

Total Available Seat Miles	21,842,307	21,064,961	3.7%		85,234,378	83,193,522	2.5%

Load Factor (%)
Domestic	86.4	85.4	1.0	pts	84.5	83.8	0.7	pts
Atlantic	81.0	78.2	2.8	pts	74.0	75.9	(1.9	)pts
Latin America	76.2	79.3	(3.1	)pts	76.4	79.4	(3.0	)pts
Pacific	76.0	74.9	1.1	pts	80.5	78.8	1.7	pts
International	78.2	78.4	(0.2	)pts	75.9	78.0	(2.1	)pts
Mainline	83.3	82.9	0.4	pts	81.3	81.7	(0.4	)pts
Regional	79.6	76.6	3.0	pts	77.8	74.5	3.3	pts
Total Load Factor	82.9	82.2	0.7	pts	81.0	80.9	0.1	pts

Enplanements
Mainline	12,222,436	11,791,646	3.7%		47,065,507	46,225,299	1.8%
Regional	4,382,922	4,152,598	5.5%		16,091,540	15,819,806	1.7%

Total Enplanements	16,605,358	15,944,244	4.1%		63,157,047	62,045,105	1.8%

System Cargo Ton Miles (000)	197,244	174,669	12.9%		757,319	675,058	12.2%

(a)	Represents the combined traffic results of American and US Airways.

Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.
2)	Latin America numbers include the Caribbean.
3)	Regional includes wholly owned subsidiaries and operating results from capacity purchase carriers.

American Airlines Group Reports April Traffic Results

May 8, 2014

About American Airlines Group

American Airlines Group (NASDAQ: AAL) is the holding company for American Airlines and US Airways. Together with wholly owned and third-party regional carriers operating as American Eagle and US Airways Express, the airlines operate an average of nearly 6,700 flights per day to 339 destinations in 54 countries from its hubs in Charlotte, Chicago, Dallas/Fort Worth, Los Angeles, Miami, New York, Philadelphia, Phoenix and Washington, D.C. The American Airlines AAdvantage and US Airways Dividend Miles programs allow members to earn miles for travel, vacation packages, car rentals, hotel stays and everyday purchases. Members of both programs can redeem miles for tickets as well as upgrades to First Class and Business Class. In addition, AAdvantage members can redeem miles for vacation packages, car rentals, hotel stays and retail products. American is a founding member of the oneworld alliance, whose members and members-elect serve nearly 1,000 destinations with 14,250 daily flights to 150 countries. Connect with American on Twitter @AmericanAir and at Facebook.com/AmericanAirlines and follow US Airways on Twitter @USAirways and at Facebook.com/USAirways.

Cautionary Statement Regarding Forward-Looking Statements and Information

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the expected second quarter pre-tax margin, the expected increase in PRASM, and other statements that are not historical facts. These forward-looking statements are based on the current objectives, beliefs and expectations of American Airlines Group Inc. (formerly named AMR Corporation) (the “Company”), and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. The following factors, among others, could cause actual results and financial position and timing of certain events to differ materially from those described in the forward-looking statements: significant operating losses in the future; downturns in economic conditions that adversely affect the Company’s business; the impact of continued periods of high volatility in fuel costs, increased fuel prices and significant disruptions in the supply of aircraft fuel; competitive practices in the industry, including the impact of low cost carriers, airline alliances and industry consolidation; the challenges and costs of integrating operations and realizing anticipated synergies and other benefits of the merger transaction with US Airways Group, Inc.; the Company’s substantial indebtedness and other obligations and the effect they could have on the Company’s business and liquidity; an inability to obtain sufficient financing or other capital to operate successfully and in accordance with the Company’s current business plan; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the effect the Company’s high level of fixed obligations may have on its ability to fund general corporate requirements, obtain additional financing and respond to competitive developments and adverse economic and industry conditions; the Company’s significant pension and other post-employment benefit funding obligations; the impact of any failure to comply with the covenants contained in financing

American Airlines Group Reports April Traffic Results

May 8, 2014

arrangements; provisions in credit card processing and other commercial agreements that may materially reduce the Company’s liquidity; the limitations of the Company’s historical consolidated financial information, which is not directly comparable to its financial information for prior or future periods; the impact of union disputes, employee strikes and other labor-related disruptions; any inability to maintain labor costs at competitive levels; interruptions or disruptions in service at one or more of the Company’s hub airports; any inability to obtain and maintain adequate facilities, infrastructure and slots to operate the Company’s flight schedule and expand or change its route network; the Company’s reliance on third-party regional operators or third-party service providers that have the ability to affect the Company’s revenue and the public’s perception about its services; any inability to effectively manage the costs, rights and functionality of third-party distribution channels on which the Company relies; extensive government regulation, which may result in increases in the Company’s costs, disruptions to the Company’s operations, limits on the Company’s operating flexibility, reductions in the demand for air travel, and competitive disadvantages; the impact of the heavy taxation to which the airline industry is subject; changes to the Company’s business model that may not successfully increase revenues and may cause operational difficulties or decreased demand; the loss of key personnel or inability to attract and retain additional qualified personnel; the impact of conflicts overseas, terrorist attacks and ongoing security concerns; the global scope of the Company’s business and any associated economic and political instability or adverse effects of events, circumstances or government actions beyond its control, including the impact of foreign currency exchange rate fluctuations and limitations on the repatriation of cash held in foreign countries; the impact of environmental regulation; the Company’s reliance on technology and automated systems and the impact of any failure of these technologies or systems; challenges in integrating the Company’s computer, communications and other technology systems; costs of ongoing data security compliance requirements and the impact of any significant data security breach; losses and adverse publicity stemming from any accident involving any of the Company’s aircraft or the aircraft of its regional or codeshare operators; delays in scheduled aircraft deliveries, or other loss of anticipated fleet capacity, and failure of new aircraft to perform as expected; the Company’s dependence on a limited number of suppliers for aircraft, aircraft engines and parts; the impact of changing economic and other conditions beyond the Company’s control, including global events that affect travel behavior such as an outbreak of a contagious disease, and volatility and fluctuations in the Company’s results of operations due to seasonality; the effect of a higher than normal number of pilot retirements and a potential shortage of pilots; the impact of possible future increases in insurance costs or reductions in available insurance coverage; the effect of several lawsuits that were filed in connection with the merger transaction with US Airways Group, Inc. and remain pending; an inability to use NOL carryforwards; any impairment in the amount of goodwill the Company recorded as a result of the application of the acquisition method of accounting and an inability to realize the full value of the Company’s and American Airlines’ respective intangible or long-lived assets and any material impairment charges that would be recorded as a result; price volatility of the Company’s common stock; delay or prevention of stockholders’ ability to change the composition of the Company’s board of directors and the effect this may have on takeover attempts that some of the Company’s stockholders might consider beneficial; the effect of provisions of the Company’s Certificate of Incorporation and Bylaws that limit foreign owners’ ability to

American Airlines Group Reports April Traffic Results

May 8, 2014

vote and own its equity interests, including its common stock, its preferred stock and convertible notes; the effect of limitations in the Company’s Certificate of Incorporation on acquisitions and dispositions of its common stock designed to protect its NOL carryforwards and certain other tax attributes, which may limit the liquidity of its common stock; and other economic, business, competitive, and/or regulatory factors affecting the Company’s business, including those set forth in the Company’s filings with the SEC, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s quarterly report on Form 10-Q for the period ended March 31, 2014, current reports on Form 8-K and other SEC filings. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements except as required by law.

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